SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549


FORM 8-K

Current Report Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


COLUMBIA HUNTER CAPITAL CORP.
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(Name of Small Business Issuer)

Delaware		                000-32169               98-0336405
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(State or Other Jurisdiction of  Commission File  I.R.S. Employer Identification
Incorporation or Organization)      Number                     Number

1360 - 605 Robson Street, Vancouver BC Canada V6B 5J3
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(Address of Principal Executive Offices including Zip Code)

(604) 684-6535
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(Issuer's Telephone Number)


INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 1.  	CHANGES IN CONTROL OF REGISTRANT.

Not Applicable

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

Not Applicable

ITEM 3.	 BANKRUPTCY OR RECEIVERSHIP.

Not Applicable

ITEM 4. 	CHANGES IN REGISTRANT'S ACCOUNTANT.

Russell & Company formerly the auditor for the Company, resigned as auditor on March 5, 2003. Amisano Hanson, Chartered Accountants of Vancouver, B.C. were engaged on March 5, 2003 as auditors for Company.

The change of accountants was approved by the Board of Directors. No audit committee exists other than the members of the Board of Directors.

In connection with audit of the most recent fiscal year and through the date of termination of the accountants, no disagreements exist with any former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, which disagreements if not resolved to the satisfaction of the former accountant would have caused them to make reference in connection with the auditors report to the subject of the disagreement(s).

The audit report by Russell & Company for the year ended October 31, 2001 contained an opinion which included a paragraph discussing uncertainties related to continuation of the Registrant as a going concern. Otherwise, the audit report by Russell & Company for the year ended October 31, 2001 did not contain an adverse opinion or disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope, or accounting principles.

ITEM 5.	OTHER EVENTS.

Not Applicable

ITEM 6. 	RESIGNATION OF DIRECTORS AND EXECUTIVE OFFICERS.

Not Applicable

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIALS, & EXHIBITS

FINANCIAL STATEMENTS:

None.

PRO FORMA FINANCIAL STATEMENTS:

None.

EXHIBITS:

Exhibit 1 Resignation letter
Exhibit 2 Acknowledgement letter from new auditor
Exhibit 3 Acknowledgement letter from old auditor

Item 8.     CHANGE IN FISCAL YEAR

Not Applicable

Item 9.     REGULATION FD DISCLOSURE

None.

                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 14, 2003                   COLUMBIA HUNTER CAPITAL CORP.


                                                /s/ Colin Watt
                                           By: ---------------------------------
                                                Colin Watt, President
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